CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING
CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Kathleen Mason, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that:

1.                The annual report on Form 10-K/A of Tuesday Morning Corporation for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

By:	/s/ KATHLEEN MASON
Kathleen Mason
Chief Executive Officer

Date:  February 24, 2006